FORM 8K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      SPECIAL REPORT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        COMMISSION FILE NUMBER 33-77504




                              HERITAGE OAKS BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                OCTOBER 8, 2002




STATE OF INCORPORATION:                          California



I.R.S. EMPLOYER IDENTIFICATION NO.:              77-0388249



ADDRESS OF PRINCIPAL EXECUTIVE OFFICES:          545 12th Street
                                                 Paso Robles, California 93446


REGISTRANT'S TELEPHONE NUMBER:                   (805) 239-5200


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ITEM 5. OTHER EVENT AND REGULATION FD DISCLOSURE

On October 8, 2002, Lawrence P. Ward, President and Chief Executive Officer of Heritage Oaks Bancorp, announced the results of operations through the end of the third quarter ended September 30, 2002.


ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

(c)  Exhibits

99.1 A press release relating to results of operations through the end of the third quarter ended September 30, 2002.


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                                [GRAPHIC OMITTED]
                              HERITAGE OAKS BANCORP

PRESS RELEASE

Contact:  Lawrence P Ward                           FOR IMMEDIATE RELEASE
Phone: 805-239-5200 ext 260                         10:00 AM PT, OCTOBER 8, 2002



Quarterly Earnings Press Release

Lawrence P. Ward, President and CEO of Heritage Oaks Bancorp (the Company) and its subsidiary, Heritage Oaks Bank (the Bank), announced the results of operations through the end of the third quarter September 30,2002. Mr. Ward stated "for the nine months ending September 30, 2002, the Company reported earnings of $1,875,215 or $0.63 per share on a fully diluted basis. This represents a 7.8% improvement in earnings of $1,739,614 or $0.59 per share on a fully diluted basis for the same period in 2001. Earnings for the three months ending September 30, 2002 were $675,574 or $0.23 per share fully diluted. This represents an 8.2% increase in earnings over the three months ending September 30, 2001 of $624,502 or $0.21 per share fully diluted. For the nine months ending September 30, 2002, the Company reported Return on Average Assets ( ROAA) and Return On Beginning Equity (ROE) of .96% and 15.74%, respectively".

Mr. Ward went on to say that at September 30, 2002, "the Company reported growth in assets of 69%, growth in loans net of reserves of 18%, growth in deposits of 48% and growth in equity capital of 20% over the levels at the same period in 2001. On April 10, 2002 the Company completed the issuance of an $8 million Trust Preferred offering. As a part of that transaction, the Company was able to down stream to the Bank $5.2 million in new capital. This new capital at the Bank level allowed the Bank and the Company to increase the investment portfolio by373% over the levels at the same period in 2001".

Below is a summary un-audited balance sheet for the periods ending September 30:
(amounts in thousands)


                          2002          2001

Total Assets            $333,136      $197,542
Loans, net of reserves  $173,867      $147,552
Deposits                $265,662      $179,308
Equity Capital          $ 18,624      $ 15,516


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Below is a summary un-audited income statement for the nine months ending
September 30: (amounts in dollars)


                           2002            2001

Net Interest Income     $8,564,184      $7,673,003
Non-Interest Income     $2,488,397      $3,897,568
Non-Interest Expense    $8,111,471      $8,831,318
Income Tax Expense      $1,065,895      $  999,639
Net After Tax Income    $1,875,215      $1,739,614


Below is a summary un-audited income statement for the three months ending September 30: (amounts in dollars)


                           2002            2001

Net Interest Income     $2,949,944      $2,684,195
Non-Interest Income     $  908,396      $  936,367
Non-Interest Expense    $2,755,541      $2,595,339
Income Tax Expense      $  427,225      $  400,721
Net After Tax Income    $  675,574      $  624,502


Information regarding Heritage Oaks Bancorp stock may be acquired using the call
sign of HEOP or accessed on line at www.heritageoaksbank.com.   Information may
                                    ------------------------
also be acquired by calling our market makers, Hoefer and Arnett at 1-800-346-5544; Sutro & Co at 1-800-288-2811; Maguire Investments at
1-800-244-4183 or by Contacting Tana Eade-Davis AVP, Shareholder Relations Officer at Heritage Oaks Bank.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, increased profitability, continued growth, the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Company's operations, interest rates and financial policies of the United States government and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings.


                                      -End


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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                           Heritage Oaks Bancorp
                                           ---------------------
                                           (Registrant)




Date:  October 8, 2002


                                           /s/ Lawrence P. Ward
                                           Lawrence P. Ward
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)



Date:  October 8, 2002
                                           /s/ Margaret Torres
                                           Margaret Torres
                                           Chief Financial Officer
                                           (Principal Financial Officer)


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